UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: April 16, 2008

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

        On April 16, 2008, Coldwater Creek Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, originally dated as of February 13, 2007 to, among other things,

•                  modify the covenant specifying a minimum fixed charge coverage ratio, thereby reducing the quarterly fixed charge coverage requirement for the remainder of fiscal 2008,

•                  add a covenant that the Company will not repurchase any of its stock prior to May 2, 2009,

•                  require the Company to maintain minimum liquidity of $30 million through April 2009.

The amount available under the facility and the term were unchanged by the amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

10.1

Second Amendment dated April 16, 2008 to 2007 Amended and Restated Credit Agreement, originally dated as of February 13, 2007, by and between Coldwater Creek Inc. and Wells Fargo Bank, National Association

99.1	Press release dated April 21, 2008 entitled “Coldwater Creek Negotiates Credit Facility Amendment”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: April 21, 2008

/s/ Timothy O. Martin
Timothy O. Martin
Senior Vice President and Chief Financial Officer